CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019 (February 1, 2019)

Chase General Corporation

(Exact name of registrant as specified in its charter)

Missouri	2-5916	32-2667734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1307 South 59th, St. Joseph, Missouri	64507
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 816 279 1625

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

(a)	On February 1, 2019, management of Chase General Corporation (“the Company”), concluded that, as a result of an error described in the following paragraph, Item 4 of Form 10Q for the period ended September 30, 2018 should no longer be relied upon.

The error was associated with the Company’s conclusion on their evaluation of disclosure controls and procedures included in Item 4 of the Form 10Q. Specifically, management inappropriately concluded the Company’s disclosure controls and procedures were effective given the material weakness identified regarding the valuation of inventory.

The error had no effect on the Company’s condensed consolidated financial statements as of and for the period then ended.

The Company intends to file an amended 2018 Form 10Q as of and for the period ended September 30, 2018 as soon as practicable which will include an updated evaluation of disclosure controls and procedures.

The Company’s management discussed the matter disclosed in this Item 8.01 with its independent registered public accounting firm Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2019	Chase General Corporation

	By:	/S/ BARRY M. YANTIS
Barry M. Yantis
Chairman of the Board, Chief Executive Officer and Chief Financial Officer, President and Treasurer